Filed Pursuant to Rule 424(b)(7)

Registration No. 333-271089

PROSPECTUS SUPPLEMENT

(To prospectus dated April 3, 2023)

8,236,140 Shares of Class A Common Stock

This prospectus supplement relates to the sale of up to 8,236,140 shares of our Class A common stock, par value $0.01 per share (the “Class A common stock”), and supplements and amends the prospectus dated April 3, 2023 (the “Prospectus”). This prospectus supplement, together with the prospectus described above, may be used by the selling stockholders identified in this prospectus supplement to resell shares of our Class A common stock, which were issued to the selling stockholders in exchange for the 5.75% Exchangeable Senior Notes due 2025 (the “Notes”), issued by DigitalBridge Operating Company, LLC (formerly known as Colony Capital Operating Company, LLC) in a private placement on July 21, 2020, that are held by certain of the selling stockholders.

The registration of the shares of our Class A common stock covered by this prospectus supplement does not necessarily mean that any shares of our Class A common stock received upon exchange of the Notes will be sold by the selling stockholders. The selling stockholders from time-to-time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in the accompanying prospectus. The prices at which the selling stockholders may sell these shares will be determined by the prevailing market price for shares of our Class A common stock or in negotiated transactions. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus supplement. We will receive no proceeds from any sale of such shares of our Class A common stock by the selling stockholders, but we have agreed to pay certain registration expenses relating to such shares of our Class A common stock. Our Class A common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “DBRG.” The last reported sale price of our Class A common stock on April 18, 2024 was $17.29 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, page 7 of the accompanying prospectus or page 16 of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 19, 2024.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or which we or the selling stockholders provide to you. We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Class A common stock the selling stockholders are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus or any information incorporated by reference, the information contained in this prospectus supplement updates and supersedes such information. The information incorporated by reference into this prospectus supplement contains important business and financial information about us that is not included in, or delivered with, this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in this prospectus supplement under the heading “Where You Can Find Additional Information; Incorporation by Reference” which supersedes the information under the headings “Where You Can Find Additional Information” and “Incorporation by Reference” in the accompanying prospectus.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “DigitalBridge,” “the Company,” “we,” “us,” “our” or “our company” are to, collectively, DigitalBridge Group, Inc., a Maryland corporation, and all of our subsidiaries included in our consolidated financial statements. References in this prospectus supplement and the accompanying prospectus to “Operating Company” are to the Company’s operating company, DigitalBridge Operating Company, LLC, a Delaware limited liability company.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	difficult market and political conditions, including those resulting from supply chain difficulties, inflation, higher interest rates, a general economic slowdown or a recession;
•	our ability to raise capital from investors for our Company, our funds and the companies that we manage;
•	the performance of our funds and investments relative to our expectations and the highly variable nature of our revenues, earnings and cash flow;
•	our exposure to risks inherent in the ownership and operation of infrastructure and digital infrastructure assets, including our reliance on third-party suppliers to provide power, network connectivity and certain other services to our managed companies;
•	our exposure to business risks in Europe, Asia, Latin America and other foreign markets;
•	our ability to increase assets under management ("AUM") and expand our existing and new investment strategies while maintaining consistent standards and controls;
•	our ability to appropriately manage conflicts of interest;
•	our ability to expand into new investment strategies, geographic markets and businesses, including through acquisitions in the infrastructure and investment management industries;
•	the impact of climate change and regulatory efforts associated with environmental, social and governance matters;
•	our ability to maintain effective information and cybersecurity policies, procedures and capabilities and the impact of any cybersecurity incident affecting our systems or network or the system and network of any of our managed companies or service providers;
•	the ability of our portfolio companies to attract and retain key customers and to provide reliable services without disruption;
•	any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims;
•	our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all;
•	the general volatility of the securities markets in which we participate;
•	the market value of our assets and effects of hedging instruments on our assets;
•	the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection and new SEC rules governing investment advisers;
•	whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated;
•	our ability to maintain our exemption from registration as an investment company under the 1940 Act;
•	changes in our board of directors or management team, and availability of qualified personnel;
•	our ability to make or maintain distributions to our stockholders; and
•	our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in the section entitled “Risk Factors” in the accompanying prospectus and the risk factors set forth in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with any risk factors contained in or incorporated by reference to this prospectus supplement and the accompanying prospectus, and in other documents that we may file from time to time in the future with the SEC.

RISK FACTORS

Any investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase our Class A common stock. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other documents that we subsequently file with the Commission, all of which are incorporated by reference into this prospectus supplement. If any of the following risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our Class A common stock could decline, and you may lose all or part of your investment in our Class A common stock.

Future sales or issuances of our Class A common stock in the public markets, or the perception of such sales, could depress the trading price of our Class A common stock.

The sale of a substantial number of shares of our Class A common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Class A common stock or other equity-related securities would have on the market price of our Class A common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders in this offering.

SELLING STOCKHOLDERS

On July 21, 2020, the Operating Company issued the Notes in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to accredited investors pursuant to an exemption from registration under the Securities Act, and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act. We have issued shares of Class A common stock upon the exchange of the Notes, and the recipients of shares of Class A common stock, including their transferees, pledgees or donees or their successors, may use this prospectus supplement to resell from time to time the shares of Class A common stock that we have issued to them upon the exchange of the Notes. Additional selling stockholders not named in this prospectus supplement will not be able to use the Prospectus for resales until they are named in the selling stockholder table by prospectus supplement, post-effective amendment or in a filing we make with the Commission under the Exchange Act that is incorporated by reference in the Prospectus.

The following table presents information about the beneficial ownership of our Class A common stock by the selling stockholders based on 173,621,726 shares of our Class A common stock outstanding as of April 17, 2024. The information presented regarding the selling stockholders is based upon representations made by the selling stockholders to us. Beneficial ownership is determined in accordance with the rules of the Commission and, in general, stockholders having voting or investment power with respect to a security are beneficial owners of that security. Unless otherwise indicated, to our knowledge, the selling stockholders listed in the table below have sole voting and investment power with respect to their shares.

The following table was prepared assuming that the selling stockholders holding the Notes each sell or otherwise distributes all of the shares of Class A common stock beneficially owned by such stockholders that are registered by us and that such stockholders do not acquire any additional shares of Class A common stock. As the selling stockholders may sell all, some or none of their shares of Class A common stock, no estimate can be made of the aggregate number of shares of Class A common stock that are to be offered hereby, or the aggregate number of shares of Class A common stock that will be owned by each selling stockholder upon completion of the offering to which this prospectus supplement relates. Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement.

	Ownership Before Offering		Securities Offered by this Prospectus Supplement	Ownership After Offering
Name of Selling Stockholder	Common Stock	% of Common Stock outstanding	Common Stock	Common Stock(1)	% of Common Stock
GLL Managed Account LLC	67,348	*	67,348	—	—
Warberg CA Fund LP	606,138	*	606,138	—	—
Skaana Partners L.P.	830,724	*	830,724	—	—
CSS, LLC	1,062,860	*	1,062,860	—	—
Hudson Bay Master Fund Ltd.	2,453,315	1.4%	2,453,315	—	—
Hudson Bay Capital Structure	917,985	*	917,985	—	—
Elequin Investments, LLC	2,021,500	1.2%	2,021,500	—	—
SDP Flagship Master Fund, L.P.	214,166	*	214,166	—	—
SDP Opportunities Master Fund, L.P.	34,477	*	34,477	—	—
NPB Manager Fund, SPC.	27,627	*	27,627	—	—
Total:	8,236,140	4.7%	8,236,140	—	—

 * Represents less than 1% of our outstanding Class A common stock.

(1)	Assumes that the applicable selling stockholder sells or otherwise distributes all of the Class A common stock that is covered by this prospectus supplement to third parties and neither acquires nor disposes of any other shares of our Class A common stock subsequent to the date of which we obtained information regarding such selling stockholder’s holdings.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offer and sale, from time to time, of shares of our Class A common stock by the selling stockholders. We are registering the resale of shares of our Class A common stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus supplement or at all.

The selling stockholders may, from time to time, offer the shares of our Class A common stock offered in this prospectus supplement in one or more transactions (which may involve cross sales or block transactions) on the NYSE or otherwise, in secondary distributions pursuant to and in accordance with the rules of the NYSE, in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, any shares of Class A common stock that qualify for sale under Rule 144 under the Securities Act, may be sold under that rule rather than pursuant to this prospectus supplement.

The selling stockholders may effect such transactions by selling the shares of our Class A common stock offered in this prospectus supplement to or through broker-dealers or through other agents, and such broker-dealers or agents may receive compensation in the form of commissions from the selling stockholders and/or the purchasers of shares for whom they may act as agent. The selling stockholders and any agents or broker-dealers that participate in the distribution of the shares of Class A common stock offered in this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have agreed that they will not participate in any underwriting transaction without our prior consent.

In the event of a “distribution” of the shares of our Class A common stock offered in this prospectus supplement, the selling stockholders, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of Class A common stock in connection with this offering.

At a time a particular offering of shares of our Class A common stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the name or names of any dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information. Shares of our Class A common stock may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

In order to comply with the securities laws of certain states, if applicable, the shares of our Class A common stock may be sold only through registered or licensed brokers or dealers or, if required, an exemption from issuer-dealer registration is perfected.

Pursuant to the applicable registration rights agreement, we have agreed to pay all expenses of effecting the registration of the resale of the shares of our Class A common stock offered hereby (other than any applicable transfer taxes) and have agreed to indemnify the selling stockholders and, as applicable, their partners, officers, directors, agents, investment advisors and employees and each person who controls such selling stockholder and the officers, directors, agents and employees of each such controlling person against certain losses, claims, damages and expenses arising under the securities laws.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of DigitalBridge Group, Inc. appearing in DigitalBridge Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of DigitalBridge Group, Inc.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.digitalbridge.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

•	Current Reports on Form 8-K for the current year filed with the SEC on January 10, 2024, and March 21, 2024; and

•	The description of our Class A common stock under the caption “Description of Colony NorthStar Capital Stock” included in our Registration Statement on Form S-4, as amended (File No. 333-212739), initially filed with the SEC on July 29, 2016, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023, and including any other amendments or reports filed for the purpose of updating such descriptions.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of any of these filings by contacting DigitalBridge Group, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

DigitalBridge Group, Inc.

750 Park of Commerce Drive, Suite 210

Boca Raton, Florida 33487

(561) 570-4644

Attn: Investor Communications

Website: www.digitalbridge.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

Our reports and documents incorporated by reference herein may also be found in the “Shareholders” section of our website at www.digitalbridge.com. Our website and the information contained on it or connected to it shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Shares of our Class A common stock, par value $0.04 per share;
•	Shares of our preferred stock, par value $0.01 per share;
•	Depositary shares representing our preferred stock;
•	Warrants to purchase our Class A common stock, preferred stock or depositary shares representing preferred stock; and
•	Rights to purchase our Class A common stock

We refer to our Class A common stock, preferred stock, depositary shares, warrants and rights collectively as the “securities.”

The selling stockholders may offer and sell Class A common stock from time to time, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.

We or any of the selling stockholders will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we or the selling stockholders are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. In addition, the selling stockholders may offer our Class A common stock directly to investors, though agents designated from time to time by the selling stockholders, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 32. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “DBRG”. On March 31, 2023, the last reported sale price of our Class A common stock on the NYSE was $11.98 per share. Our Series H preferred stock is listed under the symbol “DBRG.PRH,” our Series I preferred stock is listed under the symbol “DBRG.PRI” and our Series J preferred stock is listed under the symbol “DBRG.PRJ” in each case on the NYSE. Our principal executive offices are located at 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487, and our telephone number is (561) 570-4644.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 3, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. Each time the selling stockholders to be named in a supplement to this prospectus offer our Class A common stock, they will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we, nor the selling stockholders, have authorized anyone to provide you with different or additional information. Neither we, nor the selling stockholders, are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “DigitalBridge,” “the Company,” “we,” “us,” “our” or “our company” are to, collectively, DigitalBridge Group, Inc., a Maryland corporation, and all of our subsidiaries included in our consolidated financial statements. References in this prospectus to “Operating Company” are to the Company’s operating company, DigitalBridge Operating Company, LLC, a Delaware limited liability company.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.digitalbridge.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2022;
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021);
•	the description of our Class A common stock under the caption “Description of Colony NorthStar Capital Stock” included in our Registration Statement on Form S-4, as amended (File No. 333-212739), initially filed with the SEC on July 29, 2016, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2022 and including any other amendments or reports filed for the purpose of updating such descriptions;
•	the descriptions of our Series H preferred stock included in our Registration Statement on Form S-4, as amended (File No. 333-212739), initially filed with the SEC on July 29, 2016;
•	the description of our Series I preferred stock included in our Registration Statement on Form 8-A (File No. 001-37980) filed with the SEC on June 5, 2017; and
•	the description of our Series J preferred stock included in our Registration Statement on Form 8-A (File No. 001-37980) filed with the SEC on September 22, 2017.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of any of these filings by contacting DigitalBridge Group, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

DigitalBridge Group, Inc.

750 Park of Commerce Drive, Suite 210

Boca Raton, Florida 33487

(561) 570-4644

Attn: Investor Communications

Website: www.digitalbridge.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this contained in this prospectus and the documents incorporated by reference herein reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	our ability to grow our business by raising capital for our funds and the companies that we manage;

•	our position as an owner and investment manager of digital infrastructure and our ability to manage any related conflicts of interest;

•	adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession;

•	our exposure to business risks in Europe, Asia and other foreign markets;

•	our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all;

•	the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption;

•	the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services;

•	our ability to increase assets under management and expand our existing and new investment strategies;

•	our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively;

•	our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies;

•	performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution;

•	our ability to deploy capital into new investments consistent with our investment management strategies;

•	the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments;

•	our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products;

•	our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets;

•	the general volatility of the securities markets in which we participate;

•	the market value of our assets;

•	interest rate mismatches between our assets and any borrowings used to fund such assets;

•	effects of hedging instruments on our assets;

•	the impact of economic conditions on third parties on which we rely;

•	the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers;

•	any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims;

•	our levels of leverage;

•	the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection;

•	the impact of our transition from a real estate investment trust to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes;

•	whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended;

•	changes in our board of directors or management team, and availability of qualified personnel;

•	our ability to make or maintain distributions to our stockholders; and

•	our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in the section entitled “Risk Factors” beginning on page 7 of this prospectus and the risk factors set forth in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with any risk factors contained in or incorporated by reference to this prospectus and any accompanying prospectus supplements, and in other documents that we may file from time to time in the future with the SEC.

OUR COMPANY

We are a leading global digital infrastructure investment manager, deploying and managing capital across the digital ecosystem, including data centers, cell towers, fiber networks, small cells, and edge infrastructure. Our diverse global investor base includes public and private pensions, sovereign wealth funds, asset managers, insurance companies, and endowments. At December 31, 2022, we had $53 billion of assets under management, composed of assets managed on behalf of our limited partners and our shareholders. We are headquartered in Boca Raton, Florida, with key offices in New York, Los Angeles, London, Luxembourg and Singapore, and have approximately 300 employees.

We operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended. We conduct substantially all of our activities and hold substantially all of our assets and liabilities through our Operating Company. At December 31, 2022, we owned 93% of the Operating Company, as its sole managing member.

For additional information regarding the Company and its management and business, please refer to www.digitalbridge.com.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in the “Risk Factors” section of our most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, together with all the other information contained or incorporated by reference into this prospectus and any accompanying prospectus supplements, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our securities. Please also refer to the section entitled “Forward-Looking Statements” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Company in exchange for membership interests in the Operating Company (“OP Units”). Our Operating Company intends to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness and the acquisition of our target assets in a manner consistent with our investment strategies and investment guidelines, including investments in digital real estate and infrastructure.

We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

General

Our charter provides that we may issue up to 1,250,000,000 shares of stock, consisting of 949,000,000 shares of Class A common stock, 1,000,000 shares of Class B common stock (“Class B common stock”), 50,000,000 shares of Performance common stock (“Performance common stock”), and 250,000,000 shares of preferred stock, of which: (i) 11,500,000 shares are classified as Series H preferred stock; (ii) 13,800,000 shares are classified as Series I preferred stock; and (iii) 12,650,000 shares are classified as Series J preferred stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations. Our board has approved an amendment to our charter, which is subject to approval by our stockholders at our 2023 annual meeting, to decrease (i) the number of authorized shares of Class A common stock from 949,000,000 to 237,250,000, (ii) the number of authorized shares of Class B common stock from 1,000,000 to 250,000 and (iii) the number of authorized shares of Performance common stock from 50,000,000 to 12,500,000. Consistent with the foregoing, the number of overall shares of capital stock would be reduced from 1,250,000,000 to 500,000,000, inclusive of 250,000,000 authorized shares of preferred stock. Prior to or concurrently with the filing of such amendment to reduce the authorized shares, we intend to file an amendment to reduce the par value of our common stock from $0.04 to $0.01 per share.

Voting Rights of Common Stock

Except as may otherwise be specified in the terms of any class or series of shares of common stock or Performance common stock, each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Class B common stock entitles the holder to 36.5 votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of Class A common stock and Class B common stock will possess the exclusive voting power and will vote as a single class. There will be no cumulative voting in the election of directors. A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee, unless there is a contested election, in which case directors shall be elected by a plurality of votes cast at a meeting. Holders of shares of Performance common stock are not entitled to vote, except that the consent of the holders of a majority of the shares of Performance common stock, voting as a separate class, is required for any amendment to our charter that would increase or decrease the aggregate number of shares of Performance common stock, increase or decrease the par value of the shares of Performance common stock, or alter or change the powers, preferences or special rights of the Performance common stock so as to affect them adversely.

Under the Maryland General Corporation Law, as amended (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another form of entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by our board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions may be taken if declared advisable by our board of directors and approved by the vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Dividends, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of stock of our company, including our preferred stock, described below, holders of shares of common stock and Performance common stock are entitled to receive dividends on such shares of stock if, as and when authorized by our board, and declared by us out of assets or funds legally available therefor. Such holders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of its liquidation, dissolution or winding up or any distribution of our assets after payment or establishment of reserves or other adequate provision for all debts and liabilities of our company and any class or series of stock with preferential rights related thereto, including preferred stock. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations. If and when our board authorizes or declares a dividend or other distribution with respect to our Class A common stock, such authorization or declaration will constitute a simultaneous authorization or declaration of an equivalent dividend or other distribution with respect to each share of our Class B common stock and each share of our Performance common stock; provided, however, that dividends on shares of our Performance common stock may not exceed any dividends declared on shares of our Class A common stock at the time such dividend is made.

Holders of shares of our common stock and Performance common stock have no preference, conversion (other than as described below with respect to our Class B common stock and Performance common stock), exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and have appraisal rights as described below. Shares of our common stock and Performance common stock will have equal dividend, liquidation and other rights.

In the event of any liquidation, dissolution or winding up of our company or any distribution of the assets of our company, each holder of common stock will be entitled to participate, together with any other class of stock not having a preference over our common stock, in the distribution of any remaining assets after payment of our debts and liabilities and distributions to holders of shares having a preference over our common stock.

Power to Reclassify Our Unissued Shares of Our Securities

Our charter authorizes our board to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of shares of our common stock or preferred stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. As a result, subject to any preferences on the preferred stock, our board could authorize the issuance of a new series or class of shares of preferred stock that have priority over the common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest.

Power to Issue Additional Shares of Our Securities

We believe that the power of our board to issue additional authorized but unissued shares of our securities and to classify or reclassify unissued shares of our securities and thereafter to cause the issuance of such classified or reclassified shares of our securities will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our securities or that our stockholders might not view as being in the best interest of our stockholders.

Dissenters’ Rights

Our charter establishes certain dissenters’ rights in addition to those available to stockholders of a Maryland corporation with stock listed on a national securities exchange. The MGCL provides that a dissenting or objecting stockholder has the right to demand and receive payment of the fair value of the stockholder’s stock from a successor corporation if: (i) the corporation consolidates or merges with another corporation; (ii) the corporation’s stock is to be acquired in a share exchange; (iii) the corporation transfers all or substantially all of its assets in a transaction requiring approval of the corporation’s stockholders; (iv) the corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved in the charter of the corporation (which right is so reserved in our charter); (v) the transaction is subject to certain provisions of the Maryland Business Combination Act; or (vi) the corporation is being converted to another entity form.

The MGCL provides that, subject to a limited exception, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if, among other things, the stock is listed on a national securities exchange on the record date for determining stockholders entitled to vote on the matter. Holders of shares of our Class A common stock and Class B common stock shall be entitled to exercise the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute. In addition to the statutory rights of objecting stockholders and notwithstanding the limitations on exercising the rights of an objecting stockholder when the stock is listed on a national securities exchange, a holder of shares of our Class A common stock or Class B common stock shall have the additional right, pursuant to our charter, to demand and receive payment of the fair value of such stockholder’s shares of common stock in any merger, consolidation or statutory share exchange if the holder is required by the terms of an agreement or plan of merger, consolidation or statutory share exchange to accept for such shares anything except:

•	shares of stock of the corporation surviving or resulting from such merger, consolidation, or statutory share exchange, or depository receipts in respect thereof;
•	shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
•	cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses; or
•	any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses.

Holders of shares of our Class A common stock or Class B common stock exercising the rights of an objecting stockholder provided in our charter must comply with the requirements to properly exercise such rights set forth in Title 3, Subtitle 2 of the MGCL to the same extent as if they were exercising the rights of objecting stockholders provided for in Title 3, Subtitle 2 of the MGCL or any successor statute.

Conversion of Our Class B Common Stock

Each share of Class B common stock will convert automatically:

•	into one fully paid and non-assessable share of Class A common stock, if Thomas J. Barrack, Jr. or any of his family members (or trusts for the benefit of his family members) directly or indirectly transfers beneficial ownership of Class B common stock other than among each other, for each share of Class B common stock so transferred; and
•	into one fully paid and non-assessable share of Class A common stock for every 35.5 OP Units involved in such transfer or cessation if Mr. Barrack directly or indirectly transfers beneficial ownership of any OP Units directly or indirectly held by him, other than to a “Qualified Transferee” (as defined below), any Qualified Transferee directly or indirectly transfers beneficial ownership of OP Units directly or indirectly held by it other than to Mr. Barrack or to another Qualified Transferee, or a Qualified Transferee that beneficially owns OP Units ceases at any time to continue to be a “Qualified Transferee” (including, without limitation, the failure of a Qualified Transferee that is an executive of our company to be employed by our company or as the result of a divorce or annulment).

“Qualified Transferee” means Colony Capital, LLC and Colony Capital Holdings, LLC and any member or interest holder of CCH Management Partners I, LLC, CCH Management Partners II, LLC, Colony Capital, LLC or Colony Capital Holdings, LLC for so long as any such person remains employed by our company or our affiliates, any family member or affiliate of such persons or any person controlled by any combination of one or more of such persons or their family members. Neither our company nor our operating partnership will be a Qualified Transferee. The purpose of this automatic conversion feature is to ensure that the holders of our Class B common stock do not at any time have votes in excess of the number of OP Units then held by them (or the other permitted holders described above); to the extent that a share of Class B common stock or any group of 35.5 OP Units is transferred or ceases to be held by a permitted holder, a share of Class B common stock will convert into one share of Class A common stock, thereafter carrying only one vote.

Each holder of Class B common stock will have the right, at the holder’s option at any time and from time to time, to convert all or a portion of such holder’s Class B common stock into an equal number of fully paid and nonassessable shares of Class A common stock by delivering the certificates (if any) representing the shares of Class B common stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for Class B common stock (or if there is no transfer agent, to us).

Conversion of Our Performance Common Stock

As all outstanding shares of our Performance common stock converted automatically to Class A common stock in connection with the tri-party merger among Colony Capital, Inc., NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp., which closed on January 10, 2017, we have no shares of Performance common stock outstanding. We do not intend to issue any Performance common stock in the future.

Warrants to Purchase Class A Common Stock

We have issued affiliates of Wafra, Inc. five warrants, each of which entitles the holder to purchase up to 1,338,000 shares of our Class A common stock at staggered strike prices between $9.72 and $24.00 each, exercisable through July 17, 2026. No warrants have been exercised to-date.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed for trading on the NYSE. It is listed under the symbol “DBRG.”

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which have been filed with the SEC. See “Where to Find Additional Information.”

Our Board of Directors

Our charter and bylaws provide that, subject to the rights of holders of one or more classes or series of preferred stock, the number of directors of our company may be established by our board but may not be fewer than the minimum required by the MGCL (which is currently one) nor more than 15. Our charter provides that vacancies on our board may be filled in the manner provided in our bylaws, which provide that vacancies on our board may be filled by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, or by the stockholders to the extent that such vacancy results from the removal of a director by the stockholders. Under Maryland law, stockholders may fill a vacancy on our board that is caused by the removal of a director. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

There will be no cumulative voting in the election of directors. A nominee for director shall be elected as a director if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present for which (i) our secretary receives notice that a stockholder has nominated an individual for election as a director in compliance with the advance notice requirements set forth in our bylaws; and (ii) such nomination has not been withdrawn by such stockholder on or before the close of business on the 10th day before the date of filing of our definitive proxy statement with the SEC, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. We adopted a resignation policy in our Corporate Governance Guidelines that requires an incumbent director who fails to receive the required vote for re-election to offer to resign from our board.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

Action by Written Consent

Our charter and bylaws, taken together, provide that stockholders may act by unanimous written consent, or, if the action is first declared advisable by our board of directors, if authorized by the written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize the action at a meeting of stockholders.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors of the corporation approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, our board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board, through a board resolution, has exempted any business combinations between us and any person, provided that any such business combination is first approved by our board (including a majority of the directors of our company who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any interested stockholders (or their affiliates) that are first approved by our board of directors. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of the stockholders of our company, without compliance with the supermajority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of our company and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares (as defined below) of a Maryland corporation acquired in a control share acquisition (as defined below) have no voting rights except to the extent approved by the affirmative vote of the holders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of the control shares acquired in a control share acquisition are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting us from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that we may not elect to be subject to any of the provisions of Subtitle 8.

Amendments to Our Charter

Subject to the rights of any shares of preferred stock outstanding from time to time, our charter may be amended only if declared advisable by our board and, except in limited circumstances where stockholder approval is not required by the MGCL, approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Amendments to Our Bylaws

Our bylaws may be amended, altered, repealed, or rescinded by our board of directors or by stockholders by the affirmative vote of a majority of all the votes entitled to be cast in the election of directors. Any amendment of our bylaws approved by our stockholders may not thereafter be amended by our board of directors without the affirmative vote of a majority of all the votes entitled to be cast in the election of directors.

Dissolution

The dissolution of or company must be declared advisable by our board and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Special Meetings of Stockholders

The Chairman of our board, Vice Chairman of our board, our Chief Executive Officer, our President and our board may call special meetings of our stockholders. A special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast 25% of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board and the proposal of business to be considered by stockholders may be made only: (i) pursuant to notice of the meeting; (ii) by or at the direction of our board; or (iii) by a stockholder of record at the time of giving notice, at the record date set by our board for the purpose of determining stockholders entitled to vote at the annual meeting and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not before the 150th day or after the 120th day before the first anniversary of the date of our proxy statement for the solicitation of proxies for the election of directors at the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made.

With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of persons for election to the board at a special meeting may be made only: (i) by the board; or (ii) by a stockholder at a special meeting that has been called in accordance with our bylaws for the purpose of electing directors, provided that such stockholder is a stockholder of record at the record date set by our board for the special meeting and has complied with the advance notice provisions of our bylaws. Stockholders generally must provide notice to our secretary no earlier than the 120th day before such special meeting and no later than the later of the 90th day before the special meeting or the 10th day after public announcement of the date of the special meeting and the nominees of our board to be elected at the meeting.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law (if later we decide to be bound by such provisions) and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Exculpation and Indemnification of Our Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter and bylaws obligate our company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of our company and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager, employee, partner or agent, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also require us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party to, or witness in, by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification is limited to expenses for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation, and our charter requires us, to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our directors and executive officers which require that we indemnify such directors and officers to the maximum extent permitted by Maryland law and that we pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of our company; (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of our company to our company or to the stockholders of our company; (iii) any action asserting a claim against our company or any director or officer or other employee of our company arising pursuant to any provision of the MGCL or our charter or bylaws; or (iv) any action asserting a claim against us or any director or officer or other employee of our company that is governed by the internal affairs doctrine.

Restrictions on Ownership and Transfer

Our charter contains certain restrictions on ownership and transfer that are no longer operative following our determination not to maintain our status as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 2022.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the shares of preferred stock to which any prospectus supplement may relate. This description and the description contained in any accompanying prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock, and our bylaws, each of which we will make available upon request.

General

Our charter authorizes our board of directors, without the approval of our stockholders, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any series. Prior to the issuance of shares of any series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such series, all of which will be set forth in articles supplementary to our charter adopted for that purpose by our board of directors or a duly authorized special committee thereof. Using this authority, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.

Upon issuance against full payment of the purchase price therefor, shares of preferred stock will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock to be offered pursuant to this prospectus will be described in the prospectus supplement or other offering material relating to that class or series, including a prospectus supplement or other offering material providing that preferred stock may be issuable upon the exercise of warrants or conversion of other securities issued by us. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement or other offering material do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

Rank. Unless otherwise specified in the applicable prospectus supplement or other offering material, our preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all our equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;
•	on a parity with all equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and
•	junior to all our existing and future indebtedness and to any class or series of equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

Conversion Right. The terms and conditions, if any, upon which any shares of any class or series of our preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement or other offering material relating thereto. Such terms will include:

•	the number of shares of our common stock into which the shares of our preferred stock are convertible;
•	the conversion price (or manner of calculation thereof);
•	the conversion period;
•	provisions as to whether conversion will be at the option of the holders of such class or series of our preferred stock or us;
•	the events requiring an adjustment of the conversion price; and
•	provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Outstanding Preferred Stock

As of the date of this prospectus, we have outstanding 8,430,251 shares of our Series H preferred stock, 12,989,127 shares of our Series I preferred stock, and 11,691,817 shares of our Series J preferred stock.

Holders of our preferred stock will be entitled to receive, when, as and if authorized by our board of directors, and declared by them out of assets legally available for payment, cumulative cash dividends at the applicable stated rate. The stated rate for the Series H preferred stock is 7.125% of the $25 liquidation preference per share, or $1.78125 per share, per annum; the stated rate for the Series I preferred stock is 7.15% of the $25 liquidation preference per share, or $1.7875 per share, per annum; and the stated rate for the Series J preferred stock is 7.125% of the $25 liquidation preference per share, or $1.78125 per share, per annum.

We may not redeem the preferred stock prior to five years from the date of the original issuance of the applicable series of preferred stock, which, for the Series H preferred stock, such five year period ended on April 13, 2020; for the Series I preferred stock, such five year period ended on June 5, 2022; and for the Series J preferred stock, such five year period ended on September 22, 2022, except pursuant to certain special optional redemption rights. On or after five years from the date of the original issuance of the applicable series of preferred stock described in this paragraph, we may, at our option, upon the notice periods set forth in the applicable Articles Supplementary creating the series of preferred stock, redeem the preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

Each outstanding series of our preferred stock is subject to certain conversion and optional redemption rights upon a change of control.

The foregoing summary of our Series H preferred stock is qualified in its entirety by reference to the description of Series H preferred included in the Registration Statement on Form S-4, as amended (File No. 333-212739), initially filed with the SEC on July 29, 2016, a copy of which is incorporated by reference into this prospectus. The foregoing summary of our Series I preferred stock is qualified in its entirety by reference to the description of our Series I preferred stock included in our Registration Statement on Form 8-A (File No. 001-37980) filed on June 5, 2017, a copy of which is incorporated by reference into this prospectus. The foregoing summary of our Series J preferred stock is qualified in its entirety by reference to the description of our Series J preferred stock included in our Registration Statement on Form 8-A (File No. 001-37980) filed on September 22, 2017, a copy of which is incorporated by reference into this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for preferred stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currencies in which the price or prices of such warrants may be payable;
•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of Class A common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares Class A common stock purchasable upon exercise of such rights and the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which such rights may be transferable separately;
•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;
•	any special U.S. federal income tax consequences; and
•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax considerations regarding the ownership and disposition of our Class A common stock, preferred stock, and depositary shares (for purposes of this section only, collectively referred to as “stock”). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings and other administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. This summary does not discuss any state, local or non-U.S. tax laws or the possible application of the 3.8% Medicare tax on net investment income or U.S. federal gift or estate taxes, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	a dealer or broker in securities or currencies;
•	a financial institution;
•	a regulated investment company;
•	a real estate investment trust;
•	an insurance company;
•	a tax-exempt organization;
•	a person required to accelerate the recognition of any item of gross income with respect to our stock as a result of such income being recognized on an applicable financial statement;
•	a person holding our stock as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for your securities;
•	a person liable for alternative minimum tax;
•	a person who owns or is deemed to own 10% or more of our stock (by vote or value);
•	a partnership or other pass-through entity for U.S. federal income tax purposes;
•	a person that received its stock as compensation;
•	a U.S. Holder whose “functional currency” is not the U.S. dollar;
•	a U.S. expatriate;
•	a controlled foreign corporation; or
•	a passive foreign investment company.

This summary assumes that stockholders hold shares of our stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

As used herein, the term “U.S. Holder” means a beneficial owner of a share of our stock that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (a) a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) of a share of our stock that is not a U.S. Holder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our stock, you should consult your own tax advisors.

FOR FURTHER INFORMATION AS TO THE TAX CONSEQUENCES TO HOLDERS OF OUR STOCK, INCLUDING STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR(S). THE DISCUSSION HEREIN IS BASED ON THE U.S. FEDERAL INCOME TAX LAWS AS IN EFFECT AS OF THE DATE HEREOF. ALL HOLDERS OF OUR STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE IMPACT OF ANY FUTURE LEGISLATIVE PROPOSALS OR LEGISLATION ENACTED AFTER THE DATE OF THIS PROSPECTUS.

Taxation of Ownership and Disposition of Stock

U.S. Holders

Taxation of U.S. Holders on Distributions on Our Stock

The gross amount of distributions on our stock will be taxable as ordinary dividend income to you to the extent paid out of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that such distributions exceed our current and accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your tax basis in our stock (but not below zero) and then will be treated as gain from the sale of such stock. Certain individuals and other non-corporate stockholders may be eligible to be taxed at reduced rates of tax with respect to distributions treated as qualified dividend income if certain holding period and other requirements are satisfied. You are urged to consult your own tax advisors regarding the treatment of distributions as qualified dividend income in light of your particular circumstances.

Taxation of U.S. Holders on the Disposition of Our Stock

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of shares of stock in an amount equal to the difference between the amount realized for the shares of stock and your tax basis in such shares. In general, any capital gain or loss will be long-term if your holding period for the shares (or fractional shares) is more than one year and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. You should consult your tax advisor as to the consequences of a sale of our stock in view of your particular circumstances.

Taxation of U.S. Holders on Distributions to Holders of Depositary Shares

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the underlying preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of the underlying preferred shares. In addition, (1) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred stock in exchange for depositary receipts, (2) the tax basis of each share of the underlying preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefore, and (3) the holding period for the underlying preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Taxation of U.S. Holders on a Redemption of Preferred Stock and Depositary Shares

A redemption of our preferred stock and depositary shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of its current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock or depositary shares (in which case the redemption will be treated in the same manner as a sale described above in the section entitled “—Taxation of U.S. Holders on the Disposition of Our Stock”). The redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the U.S. Holder’s interest in our stock; (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our stock; or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of the preferred stock or depositary shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred stock or depositary shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above in the section entitled “—Taxation of U.S. Holders on Distributions on Our Stock.” In that case, a U.S. Holder’s adjusted tax basis in the redeemed preferred stock or depositary shares will be transferred to such U.S. Holder’s remaining stock holdings in us. If the U.S. Holder does not retain any of our shares, such basis could be transferred to a related person that holds our stock or it may be lost.

Non-U.S. Holders

Taxation of Non-U.S. Holders on Distributions on Our Stock

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a Non-U.S. Holder’s stock, and to the extent the amount of the distribution exceeds a Non-U.S. Holder’s adjusted tax basis in its stock, the excess will be treated as gain from the disposition of stock (the tax treatment of which is discussed below under “—Taxation of Non-U.S. Holders on Disposition of Stock”).

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person (as defined under the Code) and is eligible for treaty benefits or (b) if our stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of the applicable Treasury Regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the Non-U.S. Holder’s adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A Non-U.S. Holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the U.S. Holder’s adjusted basis of its stock, if the Non-U.S. Holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below under “—Taxation of Non-U.S. Holders on Disposition of Stock”. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a Non-U.S. Holder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

If we are treated as a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”), we will be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty or otherwise may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Taxation of Non-U.S. Holders on Disposition of Stock

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale or other disposition of our stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a USRPHC and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. In addition, if any Non-U.S. Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition. Such gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of (i) its combined U.S. and non-U.S. real property interests and (ii) its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have not determined whether we are a USRPHC for U.S. federal income tax purposes. If we are or become a USPRHC, however, so long as shares of our stock are regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a Non-U.S. Holder who holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our stock will be subject to U.S. federal income tax on the sale or other disposition of shares of our stock.

Information Reporting Requirements and Backup Withholding; Shares Held Offshore

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Holders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder, provided that the Non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a Non-U.S. Holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a Non-U.S. Holder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption from information reporting and backup withholding.

Additionally, under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by U.S. Holders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged to consult their own tax advisors regarding application of backup withholding to them, including under FATCA, and the availability of, and procedure for obtaining an exemption from, backup withholding.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we or any of the selling stockholders may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we or the selling stockholders may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We or the selling stockholders may sell securities directly to investors on our or their own behalf in those jurisdictions where we or they are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We or the selling stockholders also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including Class A common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us or the selling stockholders to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling stockholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates, or the selling stockholders, in the ordinary course of business.

If indicated in the prospectus supplement, we or the selling stockholders may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us or the selling stockholders pursuant to contracts providing for payment and delivery on a future date. Institutions with which we or the selling stockholders may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities.

Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us or the selling stockholders. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We or the selling stockholders may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We or the selling stockholders may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Any securities that we issue, other than our Class A common stock and our outstanding series of preferred stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us or the selling stockholders may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus has been passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of DigitalBridge Group, Inc. appearing in DigitalBridge Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of DigitalBridge Group, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

8,236,140 Shares

Class A Common Stock

Prospectus Supplement

April 19, 2024